SEISMIC DATA LICENSE AGREEMENT

This Seismic Data License Agreement ("License") is made on this 1st day of September, 2005 between THE EPLORATION COMPANY OF DELAWARE, INC., a Delaware corporation ("Licensor") and EnCana Oil & Gas (USA) Inc., a Delaware corporation ("Licensee").

RECITALS

Licensor and Licensee have entered into a Purchase and Sale Agreement dated September 1, 2005, covering certain oil and gas interests of Licensor in Maverick, Dimmit, Kinney and Zavala Counties, Texas. Included in the Assets being sold to Licensee, is a license of the proprietary seismic data owned by Licensor and rights to use Licensor's non-proprietary data to the extent permitted by applicable contracts. In consideration of these matters, the parties agree as follows:

1. LICENSEE RIGHTS: To the extent and only to the extent Licensor is permitted to do so by the applicable contracts, Licensor hereby grants to Licensee, subject to the terms of this License, the non-exclusive right to utilize the Seismic Data described on Exhibit "A" and received pursuant to this License, together with any copies thereof, derivative works, reprocessed Seismic Data, analyses and interpretations (hereinafter, collectively "DATA"), and Licensee agrees that the DATA shall be maintained as confidential, shall be for its own internal use only and shall not be disclosed, sold, traded, copied, distributed, transferred, disposed of or otherwise made available to any other parties, except affiliates under common control or ownership with Licensee, and any company acquiring or merging with Licensee. The above obligations are subject to the following exceptions:

a. Licensee may provide the DATA to a consultant for the preparation of an analysis or interpretation for Licensee; provided such consultant is not allowed to retain a copy of the DATA and agrees in writing to treat the DATA as confidential.

b. Licensee may show the DATA, but not provide copies thereof, to any third party or parties with which Licensee proposes to conduct good faith negotiations at arms length respective to the development of minerals in, on, or under any region which is geologically related to the area on which the DATA was taken; provided that such third parties agree in writing to hold all such DATA in confidence. Such third parties shall not be allowed to independently work the DATA.

c. Such DATA may be shown to, and copies thereof provided to, agencies of federal and state governments having jurisdiction to the extent required by applicable law or regulation and Licensee shall use reasonable commercial means to require the confidential treatment of the DATA disclosed.

2. CONFIDENTIALITY NOTICE: Licensee can make copies of any DATA for the sole purpose of using such copies pursuant to the rights granted herein; provided that all such copies shall bear notice of the restricted use of the Data on the Data or its container.

3. OWNERSHIP OF DATA: Licensee agrees that the DATA is a valuable property right of Licensor and that Licensor shall continue to own the DATA, as well as any copyright, trade secret, or any other intellectual property right related to the DATA, and shall have the exclusive right to sell, trade, loan, copy, disclose, distribute, transfer, or otherwise make available the DATA to others, except as provided herein.

4. FIELD TAPES: Copies of field tapes and associated support data, when available, will be made available at Licensee's request and sole expense during the term of this License.

5. TAXES: Licensee shall reimburse Licensor for any federal, state or local transaction tax arising from this License, including, but not limited to, sales tax, use tax, or transfer tax, which is borne by Licensor whether collected by the taxing authority at the time of delivery and payment hereunder or thereafter.

6. REPROCESSING: Licensee shall have the right to reformat and/or reprocess the Data using software or other technology, and the reprocessed Data will be owned by Licensee; provided that such reprocessed Data shall be subject to the same restrictions regarding confidentiality, use, disclosure and transfer as the Data covered hereby, and so marked to indicate such restrictions. Interpretations prepared by Licensee using the Data shall be the sole property of Licensee and will not be subject to the restrictions as provided above.

7. VIEWING OF NON-PROPRIETARY DATA. Licensor shall also provide Licensee the opportunity to review its non-proprietary data within the area subject to the Purchase and Sale Agreement, consistent with and subject to, the terms of all applicable agreements.

8. DISCLAIMER OF WARRANTIES: Licensor makes no warranty or representation, express or implied, with respect to the accuracy, completeness, or materiality of the DATA now, heretofore, or hereafter made available to Licensee hereunder, or as to the right and authority of Licensor to deliver the DATA to Licensee. Licensee accepts the DATA "AS IS," "WHERE IS," AND "WITH ALL FAULTS." EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, ARE GIVEN BY OR ON BEHALF OF LICENSOR, AND LICENSEE HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, OR CONFORMITY TO SAMPLES.

9. CONSEQUENTIAL DAMAGES: NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREINABOVE, NEITHER LICENSOR NOR LICENSEEE SHALL BE LIABLE TO THE OTHER PARTY FOR PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING OUT OF THIS LICENSE OR THE USE BY LICENSEE OF THE DATA, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR BUSINESS INTERRUPTION, HOWEVER SAME MAY BE CAUSED.

10. APPLICABLE LAW: THIS LICENSE AND QUESTIONS REGARDING THE VALIDITY, INTERPRETATION, PERFORMANCE OR BREACH HEREOF SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS. Any judicial proceeding brought against either of the parties hereto with respect to this LICENSE shall be brought ONLY in a court located in houston, texas.

11. ASSIGNABILITY: This License shall not be assignable by Licensee without the prior written consent of Licensor, which shall not be unreasonably withheld.

12. NOTICES:

a. All notices permitted or required to be given under the terms of this License shall be in writing and shall be deemed effective upon receipt if sent by air mail, registered or certified and return receipt requested, post prepaid, and addressed to the respective parties hereto at their respective addresses shown below:

Licensor: The Exploration Company of Delaware, Inc.
Attn: James Sigmon
500 North Loop 1604 East, Suite 250
San Antonio, TX 78232

Licensee: EnCana Oil & Gas (USA) Inc.
Attn: Roger Biemans
370 17th St., Ste 1700
Denver, CO 80202

or at such other address as shall be designated in accordance with this Notice provision. Notices may also be given by facsimile, e-mail or other electronic means or by commercial courier/messenger service and shall be effective upon receipt. Either party may change its address for notice purposes at any time upon giving written notice specifying such new address and the effective date of such address change to the other party, as provided above.

13. TERM. This license shall continue for a term of 20 years.

IN WITNESS WHEREOF , the parties have executed this License effective as of the date first above written.

LICENSOR: THE EXPLORATION COMPANY OF DELAWARE, INC.

By: ____/s/ James E. Sigmon_______
James E. Sigmon, President & CEO

LICENSEE: ENCANA OIL & GAS (USA) INC.

By: ____/s/ Roger Biemans_________
Roger J. Biemans, President

EXHIBIT "A"

DATA TO BE LICENSED:

3-D Survey Name	County, State	Recorded by	Date of Survey	Job No.	Contract Date	Client Name	Square Miles

Paloma 3-D	Maverick, TX	Western/Ensearch	1993			The Exploration Co.
Paloma North 3-D	Maverick, TX	Grant Geophysical, Inc.	June, 1996	Crew 490		The Exploration Co.	20
Kincaid Ranch 3D	Maverick, TX	Grant Geophysical, Inc.	Oct. 1997			The Exploration Co.
Paloma So. ReShoot	Maverick, TX	Grant Geophysical, Inc.	Jan. 1999		11/6/1998	The Exploration Co.
Saner 3-D	Maverick, TX	Western Geophysical	Aug. 1999	Crew 0749	7/9/1999	The Exploration Co.	31.7
Paloma Blue Star	Maverick, TX	Western Geophysical				Blue Star Oil & Gas
Farias Ranch 3-D	Maverick, TX	Dawson Geophysical	Apr. 2001	16400	1/2/2001	The Exploration Co.	79.2
Comanche 2	Maverick & Dimmit, TX	Dawson Geophysical	Aug. 2002	12102		Saxet Energy, Ltd.
Pena Creek 3-D (I)	Dimmit, TX	Dawson Geophysical	Aug. 2002			The Exploration Co.	33
Pena Creek 3-D (II)	Dimmit, TX	Dawson Geophysical	Sep. 2002	13502		Saxet Energy, Ltd.	32
Burr "C" 3-D	Maverick, TX	Dawson Geophysical	Aug. 2003			The Exploration Co.
Cage Ranch 3-D	Maverick, TX	Dawson Geophysical				Saxet Energy, Ltd.	65
South McKnight	Dimmit, TX	Dawson Geophysical	Sep. 2004			CMR Energy, L.P.	56
Glass Ranch 3-D	Maverick & Dimmit, TX	Dawson Geophysical	Aug. 2005		1/2/2001 Sup. Ag. 05-1	The Exploration Co.	21